EXHIBIT 21
SUBSIDIARIES OF CAMPBELL

Name of Subsidiary and Name
Under Which It Does Business	Jurisdiction of Incorporation
AB Australasia Pty Ltd	Australia
Arnott’s Biscuit Company Singapore Pte. Ltd.	Singapore
Arnotts Biscuits Holdings Pty Ltd	Australia
Arnott’s Biscuits Limited	Australia
Arnott’s Biscuits Holdings (PNG) Pty Limited	New Guinea
Arnott’s Biscuits (PNG) Pty Limited	New Guinea
Arnotts Ltd	Australia
Arnott’s New Zealand Limited	New Zealand
Arnott’s Philippines Inc	Philippines
Arnott’s Sales Pty Limited	Australia
Arnott’s SBAH Pty Ltd	Australia
Arnott’s SBH Pty Ltd	Australia
Arnott’s SBF Pty Ltd	Australia
Arnott’s SBI Pty Ltd	Australia
Arnott’s Snackfoods	Australia
Aulsebrooks Limited	New Zealand
CAH Corporation	Delaware
Campbell Australasia Pty Ltd	Australia
Campbell Canada Holdings Ltd.	Canada
Campbell Canada Limited Partnership	Canada
Campbell Cheong Chan Malaysia Sdn Bhd	Malaysia
Campbell Company of Canada	Canada
Campbell Coordination Center n.v./s.a.	Belgium
Campbell EU Investment Company	Delaware
Campbell EU Investment 2 Company	Delaware

Name of Subsidiary and Name
Under Which It Does Business	Jurisdiction of Incorporation
Campbell Finance Corp.	Delaware
Campbell Finance 2 Corp.	Delaware
Campbell Foods Belgium n.v./s.a.	Belgium
Campbell Foodservice Company	Pennsylvania
Campbell France Holding S.A.S.	France
Campbell France S.A.S.	France
Campbell France Sauces S.A.S.	France
Campbell Generale Condimentaire S.A.S.	France
Campbell Grocery Products Limited*	United Kingdom
Campbell International Holdings Inc.	Delaware
Campbell Investment (Australia) Pty Ltd	Australia
Campbell Investment Company	Delaware
Campbell Investment Company of Canada	Canada
Campbell Japan Inc.	Japan
Campbell MFG 1 Company	Delaware
Campbell Netherlands Holding B.V.	Netherlands
Campbell Sales Company	New Jersey
Campbell Soup Asia Ltd	Hong Kong
Campbell Soup Ireland Limited*	Ireland
Campbell Soup Sweden AB	Sweden
Campbell Soup Supply Company L.L.C.	Delaware
Campbell Soup Trading (Shanghai) Co. Ltd.	China
Campbell Soup UK Limited	United Kingdom
Campbell Southeast Asia Sdn Bhd	Malaysia
Campbell’s de Mexico S.A. de C. V.	Mexico
Campbell’s Germany GmbH	Germany
Campbell’s Netherlands B.V.	Netherlands
Campbell’s O.O.O.	Russia

Name of Subsidiary and Name
Under Which It Does Business	Jurisdiction of Incorporation
Campbell’s U.K. Limited	United Kingdom
CANEB LLC	Delaware
CanFin Holdings Inc.	Delaware
Continental Foods S.A.	France
CSC Brands LP	Delaware
CSC Standards, Inc.	New Jersey
CSC U.K. Limited	United Kingdom
Erin Foods Limited*	Ireland
Erin Foods Manufacturing Limited*	Ireland
Eugen Lacroix Grundstuecksverwaltungsgesellschaft mbH	Germany
Eugen Lacroix GmbH	Germany
Godiva Brands, Inc.	Delaware
Godiva Belgium n.v./s.a.	Belgium
Godiva Chocolatier (Asia) Ltd	Hong Kong
Godiva Chocolatier, Inc.	New Jersey
Godiva Chocolatier of Canada Ltd.	Canada
Godiva France S.A.	France
Godiva Japan Inc.	Japan
Godiva U.K. Limited	United Kingdom
Immobiliaria Campbell’s de Mexico, S.A. de C.V.	Mexico
Joseph Campbell Company	New Jersey
Pepperidge Farm, Incorporated	Connecticut
PF Brands, Inc.	Delaware
Players Biscuits Pty Ltd	Australia
Players Group Limited	Australia
PT Arnott’s Indonesia	Indonesia
Royco Voedingsmiddelenfabrieken B.V.	Netherlands

Name of Subsidiary and Name
Under Which It Does Business	Jurisdiction of Incorporation
Sinalopasta S.A. de C.V.	Mexico
Snack Foods Limited	Australia
Stockpot Inc.	Washington

*	Divested on August 15, 2006.

The foregoing does not constitute a complete list of all subsidiaries of the registrant. The subsidiaries that have been omitted do not, if considered in the aggregate as a single subsidiary, constitute a “Significant Subsidiary” as defined by the SEC.